EXHIBIT (a)(5)

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

CORONA INVESTMENTS N.V. (the Company)

a corporation organized and existing under the laws of the Netherlands Antilles, hereby irrevocably constitutes and appoints:

MR. RUSSELL S. MOLINA

as the true and lawful agent and attorney in fact of the Company, with full power and authority to act on behalf, and in the name, place and stead of the Company and to represent the Company in any and all respects, acting singly, without restrictions whatsoever such with the right of substitution.

This Power of Attorney is to extend to all acts of any sort which may be requisite and necessary to be done under the circumstances as fully, to all intents and purposes, including but not limited to the following:

to execute any and all documents, instruments or papers, with respect to the opening and maintaining of bank accounts, to enter into and execute contracts for the borrowing of monies, to perform any other banking operations, to buy and sell, directly or indirectly, real property, to buy and sell any kind of security to establish mortgages, and to perform other day to day functions.

This Power of Attorney grants worldwide authority to the aforesaid attorney in fact to represent the Company, including but not restricted to the United States of America.

To induce any third party to accept the actions of the attorney in fact hereunder as being pursuant to this Power, the Company hereby agrees that any third party receiving a duly executed copy of the facsimile of this instrument may accept the action of the attorney in fact hereunder as an action of the Company, and that revocation or termination hereof by operation of law or otherwise shall be ineffective as to such third party unless an actual notice or knowledge of such revocation shall have been received by such third party, and the Company for itself and its successors and assignees hereby agrees to indemnify and hold harmless any such third party from and against any and all claims that may arise against such third party by reason of such third party having relied on the provisions of this instrument

IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be duly executed in Curacao, this 6th day of September 2000.


                                                     CORONA INVESTMENTS N.W.
                                                     By its Managing Director
                                                     INTERTRUST (CURACAO) N.V.


                                            By:      /s/Gregory E. Elias
                                                     ---------------------------
                                                     Gregory E. Elias
                                                     Managing Director-Chairman